EXHIBIT 99.1

Nanophase Reports Fourth Quarter and Year End 2009 Financial Results

Operating Efficiencies and Teamwork Improve the Bottom Line

ROMEOVILLE, Ill., March 25, 2010 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (Nasdaq:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the fourth quarter and year ended December 31, 2009.

Fourth Quarter

  Revenue for the quarter was $1.6 million and was slightly higher than management's guidance. Revenue for the fourth quarter of 2008 was $2.1 million.

  The net loss for the quarter was $0.7 million, or $0.03 per share, a significant improvement when compared to a net loss of $2.0 million, or $0.10 per share, for the fourth quarter of 2008.  Even after adjusting for the impact of severance and impairment charges, the bottom line improved significantly from 2008.

Operating efficiencies, elimination of certain salaries and other cost containment programs initiated at the end of 2008 and the first quarter of 2009 have significantly improved the bottom line with the progression of each consecutive quarter.

Year End

  Revenue for the year was $6.3 million, compared to revenue of $10.2 million for the same period in 2008.

  Net loss for the year was $4.9 million, or $0.23 per share. Approximately $0.8 million of the loss was attributable to severance charges. The net loss for the same period in 2008 was $6.4 million, or $0.30 per share. Approximately $1.6 million of the 2008 loss was attributable to severance charges.

The current economic conditions and customers' cautious reactions to the economy reduced revenue by approximately $4 million for the year, but the bottom line, excluding severance charges and asset impairment affecting both 2008 and 2009, was almost the same as 2008.

Looking Ahead to 2010

Nanophase made history on January 27, 2010, with the introduction of its first non-additive product line, NanoUltra™, an architectural glass cleaning and polishing product targeting the end user market. "The launch of the NanoUltra™ product line fits nicely into our business strategy of identifying an industry's unmet needs and taking the solution directly to the end users in that industry. I cannot think of a better way to begin the New Year," commented Nanophase CEO Jess Jankowski.

"We are realistically optimistic about the current and long-term prospects for Nanophase, as we maintain a dominant position in the personal care market; leverage our nanotechnology expertise for robust application development efforts in four new markets; and expand our marketing plan for the NanoUltra™ product line, which now has eight distributors nationally." (More information regarding NanoUltraTM products can be found at www.nano-ultra.com)

Jankowski continued, "Last year we announced a new management team, a new customer direct business strategy targeting high growth markets and new applications. This year, a brief glimpse of what the investors will see is as follows:

  A new product line, NanoUltra™, that targets a portion of the $600 million professional exterior glass cleaning market and is the proving ground for a much larger consumer market
  A solid base of business with BASF in personal care and in electronics polishing
  A growing pipeline of strategic customers for our additives used in the $2 billion Coatings Industry
  Robust development and application testing of product solutions for customers with unmet needs in our top tier markets
  A cohesive management team that thinks entrepreneurially

"We are seeing improvement in certain aspects of the economy, but customers remain cautious and we will continue with our conservative approach into 2010," continued Jankowski. "Market opportunities, with lead-times ranging from one to several years, were abundant in 2009, and we are seeing considerable interest in our innovative products as our pipeline continues to expand. We believe that our market partners will continue to provide a significant portion of our revenues during 2010, but we will begin to generate revenue from our NanoUltra™ product family and our coating products, which historically have long testing cycles. We see the first quarter of 2010 as likely to realize more revenue than any quarter of 2009."

Shareholders and members of the financial community are encouraged to participate in today's conference call, where Mr. Jankowski will be discussing the company's current and long-term prospects.

Year End 2009 Conference Call

Nanophase has scheduled its quarterly conference call for March 25, 2010, at 4:00 p.m. CDT (5:00 p.m. EDT). The call will be hosted by Jess Jankowski, president and CEO. To participate in the conference call, dial 877.312.8776, or 408.774.4007 for our international callers; the conference call identification is 61366966.  The call may also be accessed through the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events to listen to a webcast of the event.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, including severance charges and non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the ability to satisfy and maintain minimum listing requirements of the NASDAQ Global Market; the resolution of litigation in which the Company may become involved; and other factors described in the Company's Form 10-K filed March 25, 2009. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	As of December 31,
ASSETS	2009	2008

Current assets:
Cash and cash equivalents	$ 3,899,393	$ 723,069
Investments	3,594,604	6,908,888
Trade accounts receivable, less allowance for doubtful accounts of $9,000 on December 31, 2009 and 2008	858,706	1,092,125
Other receivable	477,989	7,749
Inventories, net	884,326	1,154,207
Prepaid expenses and other current assets	294,738	482,452
Total current assets	10,009,756	10,368,490

Investments	--	5,340,000
Equipment and leasehold improvements, net	5,557,832	6,651,842
Other assets, net	37,283	39,765
	$ 15,604,871	$ 22,400,097

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	8,470	22,211
Current portion of deferred other revenue	--	74,243
Accounts payable	202,975	356,853
Accrued expenses	509,206	772,167
Accrued severance	38,060	541,014
Total current liabilities	758,711	1,766,488

Long term debt, less current maturities and unamortized debt discount	--	1,570,346
Long-term portion of capital lease obligations	748	9,219
Long-term deferred rent	617,642	592,562
Asset retirement obligations	134,763	128,533
Total long-term liabilities	753,153	2,300,660

Contingent liabilities:	--	--

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 30,000,000 shares authorized; 21,204,162 and 21,188,912 shares issued and outstanding on December 31, 2009 and December 31, 2008, respectively	212,042	211,889
Additional paid-in capital	92,246,777	91,597,529
Accumulated deficit	(78,365,812)	(73,476,469)
Total stockholders' equity	14,093,007	18,332,949
	$ 15,604,871	$ 22,400,097

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

	Years ended December 31,

	2009	2008
Revenue:
Product revenue	$ 5,937,100	$ 9,744,759
Other revenue	383,226	469,058
Total revenue	6,320,326	10,213,817

Operating expense:
Cost of revenue	5,368,719	7,501,468
Gross profit	951,607	2,712,349

Research and development expense	1,615,894	1,764,284
Selling, general and administrative expense	3,852,737	5,390,771
Severance charges	794,069	1,578,859
Loss from operations	(5,311,093)	(6,021,565)
Interest income	89,615	383,083
Interest expense	(35,813)	(130,992)
Unrealized losses on investments	--	(660,000)
Auction rate securities settlement	440,000	--
Realized loss on investment	(60,000)	--
Other, net	(12,052)	(8,373)
Loss before provision for income taxes	(4,889,343)	(6,437,847)
Provision for income taxes	--	--
Net loss	$ (4,889,343)	$ (6,437,847)

Net loss per share-basic and diluted	$ (0.23)	$ (0.30)

Weighted average number of common shares outstanding	21,202,492	21,144,336

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

	Years ended December 31,

	2009	2008
Revenue:
Product revenue	$ 5,937,100	$ 9,744,759
Other revenue	383,226	469,058
Total revenue	6,320,326	10,213,817

Operating expense:
Cost of revenue detail:
Depreciation	939,229	988,437
Non-cash equity compensation	47,719	81,674
Other costs of revenue	4,381,771	6,431,357
Cost of revenue	5,368,719	7,501,468
Gross Profit	951,607	2,712,349

Research and development expense detail:
Depreciation	228,294	236,849
Non-cash equity compensation	103,093	143,562
Other research and development expense	1,284,507	1,383,873
Research and development expense	1,615,894	1,764,284

Selling, general and administrative expense detail:
Depreciation and amortization	80,343	62,701
Non-cash equity compensation	302,445	548,968
Abandonment of Trademarks	--	37,211
Other selling, general and administrative expense	3,469,949	4,741,891
Selling, general and administrative expense	3,852,737	5,390,771
Severance charges	794,069	1,578,859
Loss from operations	(5,311,093)	(6,021,565)
Interest income	89,615	383,083
Interest expense	(35,813)	(130,992)
Impairment of investments	--	(660,000)
Auction rate securities settlement	440,000	--
Loss on investments	(60,000)	--
Other, net	(12,052)	(8,373)
Loss before provision for income taxes	(4,889,343)	(6,437,847)
Provision for income taxes	--	--
Net loss	$ (4,889,343)	$ (6,437,847)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	(53,802)	(252,091)
Addback Other Deferred Revenue	(74,243)	(127,273)
Addback Depreciation/Amortization	1,247,866	1,287,987
Addback Abandonment of Trademarks	--	37,211
Addback Impairment of Investments	--	660,000
Addback Settlement	(440,000)	--
Addback Severance Charge	794,069	1,578,859
Addback Non-Cash Equity Compensation	453,257	774,204

Adjusted EBITDA	$ (2,962,196)	$ (2,478,950)
CONTACT:  Nanophase Technologies Corporation
          Investor Relations
          Nancy Baldwin
          630-771-6707